Exhibit 10.17

AGREEMENT AND PLAN OF MERGER

MERGING

KFI PROPERTIES, L.P.

INTO

KNIGHT FULLER, INC.

AGREEMENT AND PLAN OF MERGER, dated as of June 15, 2005 (the Agreement), among Knight Fuller, Inc., a Delaware corporation (the Company), and KFI Properties, L.P., a Delaware limited partnership (KFI Properties)

RECITALS:

A.

The Company and KFI Properties and the Partnership desire that the Partnership be merged with and into KFI Properties as  contemplated by the  restructuring described in the Information Statement to be filed with the Securities and Exchange Commission.

B.

As of the  date of this  Agreement,  the Company is the sole limited partner of KFI Properties. As of the date of this  Agreement,  there are  *  outstanding  units of  limited partnership interest (Units) in the Partnership held by 72 limited partners that have not yet been exchanged for Knight Fuller common stock.

C.

The Company, as the sole limited partner of KFI Properties, has consented to the adoption and authorization of this Agreement, the transactions contemplated hereby and the plan of merger set forth herein. The transactions contemplated hereby and the plan of merger set forth herein have been approved by the Board of Directors of the Company.

Accordingly, in consideration of the promises, and the mutual covenants and agreements herein contained, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows:

Article 1.

THE MERGER.

Section 1.01 Merger of the Partnership into Knight Fuller. At the Effective Time (as defined in Section 1.05 hereof), the Partnership shall merge with and into Knight Fuller (the Merger), and the separate existence of the Partnership shall cease. Knight Fuller shall be the surviving entity in the Merger and its existence with all its rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Merger.

Section 1.02 Effect of the Merger. The Merger shall have the effects provided for in the Delaware Revised Uniform Limited Partnership Act (DRULPA).

Section 1.03 Effective Time. Promptly after the date hereof, a certificate of merger evidencing the Merger shall be filed with the Secretary of State of the State of Delaware pursuant to DRULPA (the Certificate of Merger). The Merger shall become effective at the time and date of the filing of the Certificate of Merger, except that, in the event that the Certificate of Merger specifies in accordance with DRULPA a date and time subsequent to the date of such filing on or at which the Merger is to become effective, the Merger shall be effective on and at such subsequent time (such time and date when the Merger shall become effective is herein referred to as the Effective Time).

Article 2.

EFFECT ON SECURITIES

Section 2.01 Partnership Interests in the partnership held by Knight Fuller immediately  prior to the  Effective  Time  shall,  by virtue of the  Merger and without any further action by Knight Fuller, be cancelled.

Section 2.02 Retained Units. Each Unit outstanding immediately prior to the Effective time owned by limited partners that elected in the Restructuring to retain their Units (each a Retained Unit) shall, by virtue of the Merger and without any further action by the holder thereof, be converted into one (1) share of Knight Fuller common stock, par value $.0001 per share.

Article 3.

MISCELLANEOUS.

Section 3.01 Termination and Amendment. At any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 1.05 hereof, this Agreement may be terminated by the mutual agreement of the Company and the general partners. This Agreement shall not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 3.02 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the parties.

Section 3.03 General Partner Actions. Knight Fuller shall be authorized, at such time as it deems appropriate in its full discretion, to execute, acknowledge, verify deliver, file and record, for and in the name of the Partnership, and, to the extent necessary, the general and limited partners of the Partnership prior to giving effect to the Merger, any and all documents and instruments, and shall do and perform any and all acts required by applicable law or which Sutter GP deems necessary or advisable in order to effectuate the Merger.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first above written.

KNIGHT FULLER, INC.

__________________________

By:Ronald Pienaar

Title: President

KFI PROPERTIES, L.P.

By Knight Fuller, Inc.

General Partner

__________________________

By: Stephen Hallock

Title: Authorized Agent

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